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                                                                    Exhibit 99.3


                                    EXHIBIT 2


                              MFN ESCROW AGREEMENT

         This escrow agreement (the "MFN Escrow Agreement") is entered into as of _________, 1998 by and among Philip Morris Incorporated, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation and Lorillard Tobacco Company (collectively and severally, "MFN Settling Defendants" and each individually a "MFN Settling Defendant"), the State of Florida and _____ _____ [Bank], as escrow agent (the "MFN Escrow Agent").

                                   WITNESSETH:

         WHEREAS, the State of Florida and Settling Defendants entered into a comprehensive settlement agreement and release as of August 27, 1997 (the "Settlement Agreement"), setting forth the terms and conditions of an agreement to settle and resolve with finality all present and future claims relating to the subject matter of the litigation entitled State of Florida v. American Tobacco Co., No. 95-1466 AH (Fifteenth Jud. Cir., Palm Beach County) (the "Action"), in the Circuit Court of Palm Beach County, Florida (the "Court");

         WHEREAS, the State of Florida and Settling Defendants entered into a Stipulation of Amendment to Settlement Agreement and for Entry of Consent Decree (the "Stipulation of Amendment") on September 11, 1998, paragraph 17 of which provides for Court approval of the Stipulation of Amendment;

         WHEREAS, paragraph 5 of the Stipulation of Amendment provides that, on the dates specified therein, each MFN Settling Defendant shall severally pay to the State of Florida, pro rata in proportion to its Market Share, its respective share of the amounts indicated for each date;

         WHEREAS, paragraph 17 of the Stipulation of Amendment further provides that all payments described in paragraphs 5 and 6 of the Stipulation of Amendment shall be paid into a special escrow account in an appropriate New York City bank (and if so paid shall remain in said escrow account) until such time as (1) the 30 day period for appeal or to seek review of the Court's order approving the Stipulation of Amendment has expired without the filing of any notice of appeal or petition for review; or (2) in the event of any such appeal or petition, the appeal or the petition has been dismissed or the Court's order has been affirmed in all material respects by the court of last resort to which such


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appeal or petition has been taken and such dismissal or affirmance has become no longer subject to further appeal or review (the "Availability Date"); and

         WHEREAS, the parties hereto believe that at least one of the payments described in the preceding paragraphs may become due prior to the Availability
Date:

         NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Appointment of MFN Escrow Agent.

         MFN Settling Defendants and the State of Florida hereby appoint the MFN Escrow Agent to act as escrow agent on the terms and conditions set forth herein, and the MFN Escrow Agent hereby accepts such appointment on such terms and conditions.

SECTION 2. Deposit.

         In the event that any payment pursuant to paragraph 5 or 6 of the Stipulation of Amendment becomes due on a date prior to the Availability Date, each MFN Settling Defendant shall severally deliver to the MFN Escrow Agent in immediately available funds such MFN Settling Defendant's respective share of the payment in question (the sum of such shares being the "Initial Deposit"). Upon receipt, the MFN Escrow Agent shall deposit the Initial Deposit into a separate escrow account established for such purpose and governed by the terms of this MFN Escrow Agreement (the "MFN Escrow Account"). Any subsequent payment pursuant to paragraph 5 or 6 of the Stipulation of Amendment that becomes due prior to the Availability Date shall be delivered to the MFN Escrow Agent and added to the Initial Deposit (the Initial Deposit and any subsequent payments deposited into the MFN Escrow Account, including any payments of interest or other income on investment of the MFN Escrow Amount or any portion thereof, being the "MFN Escrow Amount") and shall be governed by the terms of this MFN Escrow Agreement. All such deliveries of funds are subject to the right of MFN Settling Defendants to obtain, pursuant to section 4(a) of this MFN Escrow Agreement, prompt return of the entire MFN Escrow Amount (less appropriate deductions for administrative fees and expenses, including taxes and other related costs) in the event that the Stipulation of Amendment is cancelled or terminated pursuant to paragraph 17 of the Stipulation of Amendment. The MFN Escrow Amount shall be maintained, invested and disbursed by the MFN Escrow Agent strictly in accordance with this MFN Escrow Agreement.




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SECTION 3. Investment of MFN Escrow Amount.

         The MFN Escrow Agent shall invest and reinvest the MFN Escrow Amount in either (i) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America (including government-sponsored agencies) or the State of Florida; (ii) repurchase agreements fully collateralized by securities of the kind specified in clause
(i) above; (iii) money market accounts maturing within 30 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof (a "United States Bank") and having a combined capital surplus in excess of $250,000,000; or (iv) demand deposits with any United States Bank or any federal savings and loan institution having a combined capital surplus in excess of $250,000,000. Any loss on any such investment, including, without limitation, any penalty for any liquidation required to fund a disbursement, shall be borne pro rata by the parties in proportion to their ultimate entitlement to the MFN Escrow Amount. The MFN Escrow Agent's fees and all expenses, including taxes and other related costs, shall, to the extent possible, be paid out of income earned. Whenever the MFN Escrow Agent shall pay all or any part of the MFN Escrow Amount to any party as provided herein, the MFN Escrow Agent shall also pay to such party all interest and profits earned to the date of payment on such amount, less deductions for fees and all expenses, including taxes and other related fees.

SECTION 4. Release of the MFN Escrow Amount.

         After receipt, the MFN Escrow Agent shall deliver the MFN Escrow Amount as set forth below:

                  (a) Following receipt of written notice signed by counsel for the MFN Settling Defendants certifying that such notice has been delivered by counsel for the MFN Settling Defendants to all parties hereto and stating that the Court has not approved the Stipulation of Amendment as provided in paragraph 17 thereof or that the Court's approval has been modified in any respect unacceptable to any of the parties thereto or set aside on appeal, the MFN Escrow Agent shall upon the expiration of ten (10) business days following the MFN Escrow Agent's receipt of such notice disburse the entire MFN Escrow Amount (including any interest thereon, as provided in Section 3) to the MFN Settling Defendants on the same pro rata basis as such funds were contributed to the MFN Escrow Account.




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                  (b) Upon receipt of (i) written notice signed by counsel for the MFN Settling Defendants and counsel for the State of Florida stating that the Availability Date has occurred and (ii) an order of the Court pursuant to applicable Florida law so directing, the MFN Escrow Agent shall proceed to distribute the MFN Escrow Amount in accordance with such Court order.

                  (c) For its services, the MFN Escrow Agent shall receive fees in accordance with the MFN Escrow Agent's customary fees in similar matters. All such fees shall constitute a direct charge against the MFN Escrow Amount, but the MFN Escrow Agent shall not debit the MFN Escrow Amount for any such charge until it shall have presented its statement to and received approval by counsel for the MFN Settling Defendants and counsel for the State of Florida, which approval shall not be unreasonably withheld. Such approval shall be deemed given if the MFN Escrow Agent has not received written objections from either counsel for MFN Settling Defendants or counsel for the State of Florida within 30 days after presentment of its statement. Such fees and all expenses charged against the MFN Escrow Amount shall, to the extent possible, be paid out of interest earned. In the event that counsel for MFN Settling Defendants or counsel for the State of Florida objects in writing to such fees, the MFN Escrow Agent shall not debit the MFN Escrow Amount except upon a court order approving such fees.

SECTION 5. Substitute Form W-9; Qualified Settlement Fund.

         Each of the signatories to this MFN Escrow Agreement shall provide the MFN Escrow Agent with a correct taxpayer identification number on a substitute Form W-9 within 90 days of the date hereof and indicate thereon that it is not subject to backup withholding. It is anticipated that the MFN Escrow Account established pursuant to this MFN Escrow Agreement shall be treated as a Qualified Settlement Fund for federal tax purposes pursuant to Treas. Reg.
Section 1.468B-1.

SECTION 6. Termination of MFN Escrow Account.

         This MFN Escrow Agreement (other than the MFN Escrow Agent's right to indemnification set forth in Section 7) shall terminate when the MFN Escrow Agent shall have released from the MFN Escrow Account all amounts pursuant to
Section 4 hereof.




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SECTION 7. MFN Escrow Agent.

                  (a) The MFN Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own negligence or willful misconduct. In the event the MFN Escrow Agent fails to receive the instructions contemplated by Section 4 hereof or receives conflicting instructions, the MFN Escrow Agent shall be fully protected in refraining from acting until such instructions are received or such conflict is resolved by written agreement or court order.

                  (b) MFN Settling Defendants, on the same pro rata basis as the funds constituting the MFN Escrow Amount were contributed to the MFN Escrow Account, agree to indemnify, hold harmless and defend the MFN Escrow Agent from and against any and all losses, claims, liabilities and reasonable expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder or in connection herewith prior to the Availability Date, except such as shall result solely and directly from its own negligence or willful misconduct. The MFN Escrow Agent shall not be bound in any way by any agreement or contract between MFN Settling Defendants and the State of Florida (whether or not the MFN Escrow Agent has knowledge thereof) and the only duties and responsibilities of the MFN Escrow Agent shall be to hold and invest the MFN Escrow Amount received hereunder and to release such MFN Escrow Amount in accordance with the terms of this MFN Escrow Agreement.

                  (c) The MFN Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor MFN Escrow Agent, selected by the MFN Settling Defendants and agreeable to the State of Florida, shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor MFN Escrow Agent shall not have been delivered to the MFN Escrow Agent within 30 days after the giving of such notice of resignation, the resigning MFN Escrow Agent may, at the expense of MFN Settling Defendants and the State of Florida (to be shared equally between the State of Florida and the MFN Settling Defendants), petition the Court for the appointment of a successor MFN Escrow Agent.





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                  (d) Upon the Availability Date having occurred, provided that
         MFN Settling Defendants have performed all of their obligations required to be performed prior to the Availability Date, all duties and obligations of MFN Settling Defendants hereunder shall cease, with the exception of any indemnification obligation of MFN Settling Defendants incurred prior to the Availability Date.

SECTION 8. Miscellaneous.

                  (a) Notices. All notices or other communications to any party or other person hereunder shall be in writing (which shall include telex, telecopy or similar writing) and shall be given to the respective parties or persons at the following addresses. Any party or person may change the name and address of the person designated to receive notice on behalf of such party or person by notice given as provided in this paragraph.

                  State of Florida:

                  Hon. Robert A. Butterworth
                  Attorney General's Office
                  The Capitol
                  Suite PL01
                  Tallahassee, FL 32399-1050
                  Fax: (850) 413-0632

                  With a copy to:
                  Joseph F. Rice, Esq.
                  Ness, Motley, Loadholt, Richardson & Poole
                  151 Meeting Street, Suite 600
                  Charleston, SC 29402
                  Fax: (843) 720-9290


              MFN Settling Defendants:

                  For Philip Morris Incorporated:
                  Martin J. Barrington
                  Philip Morris Incorporated
                  120 Park Avenue
                  New York, NY 10017-5592
                  Fax: (212) 907-5399



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                  With a copy to:
                  Meyer G. Koplow
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY 10019
                  Fax: (212) 403-2000

                  For R.J. Reynolds Tobacco Company:
                  Charles A. Blixt
                  R.J. Reynolds Tobacco Company
                  401 North Main Street
                  Winston-Salem, NC 27102
                  Fax: (336) 741-2998

                  With a copy to:
                  Arthur F. Golden
                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY 10017
                  Fax: (212) 450-4800

                  For Brown & Williamson Tobacco Corporation:
                  Michael Walter
                  Brown & Williamson Tobacco Corporation
                  200 Brown & Williamson Tower
                  401 South Fourth Avenue
                  Louisville, KY 40202
                  Fax: (502) 568-7187

                  With a copy to:
                  F. Anthony Burke
                  Brown & Williamson Tobacco Corporation
                  200 Brown & Williamson Tower
                  401 South Fourth Avenue
                  Louisville, KY 40202
                  Fax: (502) 568-7297





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                  For Lorillard Tobacco Company:
                  Arthur J. Stevens
                  Lorillard Tobacco Company
                  714 Green Valley Road
                  Greensboro, NC 27408
                  Fax: (336) 335-7707

                  MFN Escrow Agent:

                  [Bank]
                  [Bank Address]

                  Phone:
                  Fax:

                  Wire Transfer Instructions:
                  ABA #:
                  Account #:
                  Account Name:

                  (b) Successors and Assigns. The provisions of this MFN Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (c) Governing Law. This MFN Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without regard to the conflicts of law rules of such state.

                  (d) Jurisdiction and Venue. The parties hereto irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Southern District of New York for purposes of any suit, action or proceeding seeking to enforce any provision of, or based on any right arising out of, this MFN Escrow Agreement, and the parties hereto agree not to commence any such suit, action or proceeding except in such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding in such court and hereby further irrevocably waive and agree not to plead or claim in such court that any such suit, action or proceeding has been brought in an inconvenient forum.





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                  (e) Definitions. Terms used herein that are defined in the
         Settlement Agreement or the Stipulation of Amendment are, unless otherwise defined herein, used in this MFN Escrow Agreement as defined in the Settlement Agreement or the Stipulation of Amendment, as appropriate.

                  (f) Amendments. This MFN Escrow Agreement may be amended only by written instrument executed by all parties hereto. The waiver of any rights conferred hereunder shall be effective only if made by written instrument executed by the waiving party. The waiver by any party of any breach of this MFN Escrow Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this MFN Escrow Agreement.

                  (g) Counterparts; Effectiveness. This MFN Escrow Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This MFN Escrow Agreement shall become effective when each party hereto shall have signed a counterpart hereof. Delivery by facsimile of a signed agreement shall be deemed delivery for purposes of acknowledging acceptance hereof; however, an original executed signature page must promptly thereafter be appended to this MFN Escrow Agreement, and an original executed agreement shall promptly thereafter be delivered to each party hereto.

                  (h) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction and interpretation hereof.






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         IN WITNESS WHEREOF, the parties have executed this MFN Escrow Agreement as of the day and year first hereinabove written.


                                              STATE OF FLORIDA




                                              By:
                                                 ------------------------------
                                                    Robert A. Butterworth
                                                      Attorney General




                                              PHILIP MORRIS INCORPORATED




                                              By:
                                                 ------------------------------
                                                    Meyer G. Koplow
                                                      Counsel




                                              R.J. REYNOLDS TOBACCO COMPANY




                                              By:
                                                 ------------------------------
                                                    Arthur F. Golden
                                                      Counsel





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                                              BROWN & WILLIAMSON TOBACCO
                                                    CORPORATION




                                              By:
                                                 ------------------------------
                                                    Stephen R. Patton
                                                      Counsel




                                              LORILLARD TOBACCO COMPANY





                                              By:
                                                 ------------------------------
                                                    Arthur J. Stevens
                                                      Senior Vice President &
                                                      General Counsel




                                              _________________ [BANK],
                                                     as MFN Escrow Agent




                                              By:
                                                 ------------------------------
                                                    Name:
                                                    Title:





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